UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2016 (March 8, 2016)

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2016, the Board of Directors of Vitamin Shoppe, Inc. voted to expand the size of the Board to twelve directors and appointed Timothy J. Theriault as a director and member of the Audit Committee, both effective as of March 8, 2016, pursuant to the previously announced Agreement dated as of January 12, 2016, among the Company and Carlson Capital, L.P. and certain of its affiliates.

Mr. Theriault has been an Advisor to the Chief Executive Officer of Walgreens Boots Alliance, Inc. since June 2015. Prior to his current position, he served as executive vice president and global chief information officer of Walgreen Boots Alliance from 2014–2015. He served in leadership positions at Walgreen Company as senior vice president and chief information, innovation and improvement officer from 2012–2014 and as senior vice president and chief information officer from 2009–2012. Additionally, Mr. Theriault worked for Northern Trust Corporation from 1991 to 2009, as president of corporate and institutional services; he served as director of end user computing and advanced technologies for S. C. Johnson & Son, Inc., from 1989 to 1991; and held various positions for Northern Trust Corporation from 1982–1989. He currently serves as a director of Wellmark, Inc. Previously, he served as a board member for the Depository Trust Clearing Corporation and SureScripts, LLC.

Mr. Theriault will be compensated for his Board service in accordance with the director compensation plan and stock ownership guidelines previously approved by the Board for non-employee directors.

There are no related party transactions between the Company and Mr. Theriault that would require disclosure under Item 404(a) of Regulation S-K.

Based on the director independence listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines, the Board affirmatively determined that Mr. Theriault is independent.

Item 7.01.	Regulation FD Disclosure.

On March 9, 2016, the Company issued a press release announcing the expansion of the size of the Board to twelve directors, the appointment of Mr. Theriault as a director, and the nomination of Mr. Theriault to stand for election as part of the Company’s slate of director nominees at the 2016 Annual Meeting. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

99.1	Press Release dated March 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: March 9, 2016	By:	/s/ David M. Kastin
		Name:	David M. Kastin
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release dated March 9, 2016.